EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238539, 333-226788, 333-222225, 333-204436, 333-202184, 333-172464, 333-165640, 333-146170, 333-101472, 333-89356, 333-72768, 333-56094, and 333-81183) of FirstEnergy Corp. of our report dated February 18, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 18, 2021